UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): October 16, 2002

Z-TEL TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	000-28467 (Commission File Number)	59-3501119 (IRS Employer Identification No.)

601 South Harbour Island Boulevard
Suite 220
Tampa, Florida 33602
(Address of principal executive offices)

(813) 273-6261
(Registrant’s telephone number, including area code)

SIGNATURE

ITEM 5.  OTHER EVENTS

Case No. 8:02 CV 1708 T 27 MS The Metropolitan Government of Nashville and Davidson County, Tennessee, suing on behalf of Metropolitan Nashville Employee Benefit Board v Z-Tel Technologies, Inc. in the United States District Court for the Middle District of Florida filed September 20, 2002.

The foregoing lawsuit has been filed against us. Metropolitan Nashville Employee Benefit Board is a Z-Tel common shareholder. Metro Nashville alleges that we wrongfully and improperly delayed providing them with a stock certificate and that during the time of such delay our stock price plummeted and they were unable to sell or take steps to protect the value of their shares. Metro Nashville seeks compensatory damages in excess of $18 million, plus interest, and punitive damages of $18 million. We believe the lawsuit is without merit and intend to vigorously oppose the allegations.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 16, 2002

Z-TEL TECHNOLOGIES, INC.

By: /s/ D. Gregory Smith Name: D. Gregory Smith Title: Chief Executive Officer